                                                                  Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
U. S. Bancorp on Form S-8 of our report dated January 30, 1996 (February 11, 1996 as to the final paragraph of Note 2), appearing in the Annual Report on Form 10-K of U. S. Bancorp for the year ended December 31, 1995.



/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
June 5, 1996